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                                                                    EXHIBIT 99.4

             CONSENT OF J. TODD MITCHELL TO BE NAMED AS A DIRECTOR



         The undersigned hereby consents to be named as a director of Devon Energy Corporation (the "Company") in the Registration Statement on Form S-4 to be filed by the Company with the Securities and Exchange Commission.

Dated: August 30, 2001
                                              /s/ J. TODD MITCHELL
                                             -----------------------------------

                                             Name: J. Todd Mitchell
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